Wednesday July 29, 9:40 am Eastern Time
Company Press Release

SUBURBAN LODGES REPORTS CONTINUED RECORD REVENUES AND
EARNINGS

ATLANTA--(BUSINESS WIRE)--July 29, 1998--Suburban Lodges of
America, Inc. (Nasdaq: SLAM - news) today announced continued record earnings for the second quarter ended June
30, 1998.

Net income for the second quarter increased by 79% to $3.2 million, or $0.21 per share, compared to net income of $1.8 million or $0.15 per share for the second quarter of 1997. Quarterly revenue increased 100% to $11.2 million from $ 5.6 million in the second quarter of 1997. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $5.4 million versus $2.7 million in the second quarter of last year.

Net income for the six-month period increased to $5.4 million or $0.35 per share, versus $3.0 million, or $0.25 per share, for the first six months of 1997. EBITDA more than doubled to $9.1 million compared to $4.4 million in the six-month period last year. Total revenues for the six months increased significantly to $20.3 million compared to $9.6 million for the first six months of 1997.

For the second quarter, Average Weekly Rates (AWR) for company-owned mature hotels (hotels open one year or more) increased from $150 to $170 with occupancies at 90.9% versus 93.0% in 1997. For all company-owned hotels, AWR was $172 versus $155 for the second quarter of 1997, with occupancies of 87.9% for second quarter 1998 versus 90.2% in the second quarter of 1997. The lower occupancy reflects the opening of 21 additional company-owned Suburban Lodge hotels since June 30, 1997 out of a total of 42 company-owned hotels open as of June 30,1998. Weekly revenue per available room (RevPAR) for the second quarter of 1998 was $155 for company-owned mature hotels versus $140 in 1997.

David E. Krischer, Chairman and CEO, commented: ``We are extremely pleased with the continued strong operating performance of the company and the high demand for the Suburban Lodge product. These results are especially encouraging considering the fact that we opened so many new company-owned hotels in the last twelve months. Our occupancy levels also continue to far exceed industry average. We are well positioned for the further growth the Company has planned.'' As of June 30, 1998, system wide there were 67 operating Suburban Lodge hotels, 38 under construction and 38 under development.

The Company also announced that it intends, subject to market and other conditions, to raise $100 million through the private placement of notes during the remainder of 1998. The Company intends to use the net proceeds of the offering to repay existing indebtedness, to develop additional Suburban Lodge hotels and for working capital and other general corporate purposes.

The notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to purchase the notes.

The matters discussed in the foregoing paragraphs of this news release include forward looking statements that involve risks and uncertainties that could cause results to differ from anticipated results, including, but not limited to, economic conditions, development efficiencies, weather delays, zoning delays, the Company's financial condition and other risks indicated in the Company's filings with the Securities and Exchange Commission.

Suburban Lodges of America, Inc, develops, manages and franchises Suburban Lodge economy extended stay hotels. Suburban Lodge properties are designed to appeal to value conscious guests who are in need of extended stay lodging at affordable prices.
                         SUBURBAN LODGES OF AMERICA, INC.
                       CONSOLIDATED STATEMENT OF OPERATIONS

                                     (Unaudited)                       (Unaudited)
                             Three Months Ended                        Six Months Ended
                  Jun 30, 1997     Jun 30, 1998              Jun 30, 1997     Jun 30, 1998
REVENUE:
Room revenue      $ 4,986,772      $ 10,533,980              $  8,436,339     $ 18,767,569
Other hote            442,913           321,403                   680,841          749,998
 revenue
Franchise and         215,984           389,640                   451,153          772,926
 other revenue     ----------       -----------                ----------       ----------

 Total revenue      5,645,669        11,245,023                 9,568,333       20,290,493
                   ----------       -----------                ----------       ----------
COSTS AND
 EXPENSES:
Hotel               2,462,319         5,001,559                 4,330,061        9,570,436
operating
expenses
Corporate             452,159           891,434                   855,599        1,649,018
operating
expenses
Depreciation          637,525         1,151,648                 1,103,525        2,234,642
and                ----------       -----------                ----------       ----------
amortization
Total costs         3,552,003         7,044,641                 6,289,185        13,454,096
and expenses       ----------       -----------                ----------       -----------

OPERATING           2,093,666         4,200,382                 3,279,148         6,836,397
INCOME

INTEREST              552,024           756,656                 1,321,996         1,591,624
INCOME
INTEREST              (11,528)          (85,216)                  (12,775)         (147,612)
EXPENSE
OTHER INCOME                             63,441                                      63,441
                   ----------       -----------                ----------       -----------
                    2,634,162         4,935,263                 4,588,369         8,343,850
INCOME TAX           (858,098)       (1,762,196)               (1,557,626)       (2,914,600)
EXPENSE            ----------       -----------                ----------       -----------

NET INCOME        $ 1,776,064      $  3,173,067               $ 3,030,743      $  5,429,250
                   ==========       ===========                ==========       ===========
Earnings per
 common share-
 basic            $      0.15      $       0.21               $      0.25      $       0.35
                   ==========       ===========                ==========       ===========

Weighted
average shares
outstanding        12,128,502        15,429,842                11,930,781        15,429,535
                   ==========       ===========                ==========       ===========

                      SUBURBAN LODGES OF AMERICAN, INC.
                        CONSOLIDATED BALANACE SHEETS


                                       December 31,       June 30,
                                          1997              1998

         ASSETS

CURRENT ASSETS:
Cash and cash equivalents               $62,650,048     $40,047,713
Restricted cash                          11,000,000            --
Accounts receivable, trade - net of         193,322         586,320
  allowance for doubtful accounts
Prepaid expenses and other assets         3,257,483       4,182,559
Prepaid income taxes                        835,254         835,254
Current deferred tax asset                  218,053         218,053
                                        -----------     -----------
  Total current assets                   78,154,160      45,869,899
                                        -----------     -----------
OTHER NONCURRENT ASSETS                   3,554,748       5,346,259

INVESTMENT IN FACILITIES- At cost:
Land                                     19,894,011      25,383,990
Buildings and improvements              108,012,604     133,805,052
Equipment                                 5,857,306       7,709,534
Furniture and fixtures                    6,272,884       7,655,722
Construction-in-progress                 26,491,293      43,940,877
                                        -----------     -----------
                                        166,528,098     218,495,175
Less accumulated depreciation            (5,382,957)     (7,616,953)
                                        -----------     -----------
Net investment in facilities            161,145,141     210,878,222
                                        -----------     -----------

                                      $ 242,854,049   $ 262,094,380
                                        ===========     ===========

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Construction accounts payable             4,610,971       6,246,313
Accounts payable, trade                   1,613,900       1,134,089
Accrued expenses and other
liabilities                               1,741,929       2,845,338
Income taxes payable                                      1,666,758
Other current liabilities                   649,955         505,338
                                        -----------     -----------
     Total current liabilities            8,616,755      12,397,836

LONG-TERM DEBT                           25,000,000      35,000,000
NONCURRENT DEFERRED TAX
LIABILITIES                                  99,133          99,133
OTHER NONCURRENT
LIABILITIES                                  85,936          85,936
                                        -----------     -----------
          Total liabilities              33,801,824      47,582,905

SHAREHOLDERS' EQUITY:
Common stock                                154,292         154,310
Additional paid-in capital              200,159,769     200,189,751
Retained earnings                         8,738,164      14,167,414
                                        -----------     -----------
     Total shareholders' equity         209,052,225     214,511,475
                                        -----------     -----------

                                       $242,854,049    $262,094,380
                                        ===========     ===========

Contact:

     Suburban Lodges of America, Inc.
     Terry Feldman
     Chief Financial Officer
     (770) 951-9511